Exhibit 23.1


                 (ERNST & YOUNG, LLP LETTERHEAD APPEARS HERE)

                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference into the Registration Statement (Form S-8) of Hovnanian Enterprises, Inc. (the "Company") pertaining to the Hovnanian Enterprises, Inc. 1983 Stock Option Plan (As Amended and Restated May 4, 1990 and Amended through May 14, 1998) for the registration of 1,087,500 shares of Class A Common Stock and 87,500 shares of Class B Common Stock of our report dated December 13, 2000 (except for Note 15, paragraph 4, as to which the date is January 23, 2001), with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for each of the three years in the period ended October 31, 2000, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             -----------------------
                                             Ernst & Young LLP



New York, New York
March 12, 2001